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                                                                   EXHIBIT 10.25



                                LEASE AGREEMENT



                                    BETWEEN



                               XETEL CORPORATION


                                   AS TENANT,



                                      AND


                             BRAKER PHASE III, LTD.


                                  AS LANDLORD,



                          COVERING ALL OF THE BUILDING
                                    KNOWN AS


                        BRAKER CENTER III -- BUILDING 3,


                                   LOCATED AT

                             2105 GRACY FARMS ROAD

                                 AUSTIN, TEXAS.






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                                LEASE AGREEMENT


       THIS LEASE AGREEMENT is made and entered into by and between BRAKER PHASE III, LTD., a Texas limited partnership, hereinafter referred to as "Landlord," and XETEL CORPORATION, a Delaware corporation, hereinafter referred to as "Tenant."

       1.     PREMISES AND TERM.

       A. Demise and Premises. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, certain leased premises (the "Premises") situated within the County of Travis, State of Texas located on the property described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Property"), as shown on EXHIBIT "B" attached hereto and incorporated herein by reference, to have and to hold, subject to the terms, covenants and conditions in this Lease. The Premises shall be comprised of a building (and related improvements, amenities and parking areas) to be constructed by Landlord on the Property and known as Braker Center III -Building 3 (collectively, the "Building"), which Building shall be part of an industrial park owned by Landlord and known as Braker Center III (the "Project"). The term of this Lease shall commence on the Commencement Date hereinafter set forth and, unless sooner terminated as provided herein, shall end on the last day of the month that is one hundred and fifty (150) months after the Commencement Date.

       B. Commencement of Term. Landlord shall construct the Building and the Premises in accordance with the Work Letter. The "Commencement Date" shall be deemed to be the earliest of: (i) the date upon which Substantial Completion (as hereinafter defined) of the Building and the Premises and other improvements to be erected by Landlord in accordance with the Work Letter has been achieved, (ii) the date on which the Building, the Premises and such other improvements would have been Substantially Completed but for Tenant Delays (as hereinafter defined), or (iii) the date on which Tenant occupies any part of the Premises, other than solely for purposes of moving into the Premises or performing any construction or preparation activities pursuant to the Work Letter; provided, however, in the event that the Commencement Date would otherwise occur prior to April 1, 1997 pursuant to either clause (i) or (ii) above, the Commencement Date shall be April 1, 1997.

       C.     Completion of Premises.

              (1) The term "Substantial Completion" and its derivatives shall mean the date when all of the following have occurred:

                     (i) All of the Landlord's Work and Tenant's Work (as those terms are defined in the Work Letter) have been completed by Landlord in accordance with Landlord's Final Plans and Tenant's Contract Documents, subject to minor field variations and Punchlist Items (as defined below);

                     (ii) Building elevator service for the Premises has commenced;

                     (iii) All of the Building's sanitary sewer, electrical, and other systems are completed and in good order and operating condition, except for Punchlist Items;

                     (iv) Landlord has obtained a permanent or temporary Certificate of Occupancy, permitting continuous legal use of the Building and the Premises for the uses permitted under paragraph 12 hereof (provided that Landlord shall satisfy all conditions within Landlord's Work and Tenant's Work required to convert a temporary certificate of occupancy to a permanent certificate of occupancy within one hundred eighty (180) days of issuance of the temporary certificate of occupancy);





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                     (v)    All parking areas have been sufficiently completed
                            to provide Tenant with the immediate use of the parking spaces pursuant to paragraph 6 of this Lease;

                     (vi) HVAC for the Premises is installed and operational according to the specifications for such equipment;

                     (vii) Landlord has delivered to Tenant written certification that Landlord has met its obligations under clauses (i) through (vi) of this subsection; provided, however, that if and to the extent that compliance with any of the conditions set forth in clauses (i) through (vi) above would have occurred earlier but for Tenant Delays, the compliance with that condition shall be deemed to have occurred on the date that it would have occurred but for the Tenant Delays; and

                     (viii) Landlord has delivered to Tenant a certificate of
                            Landlord's Architect stating that the Base Building Work, Landlord's Work and Tenant's Work have been substantially completed in accordance with the plans and specifications therefor, subject to minor field variations and Punchlist Items.

              (2)    Landlord shall provide Tenant with at least forty-five
                     (45) days prior written notice of the date on which, in Landlord's judgment, Substantial Completion will occur and shall thereafter keep Tenant informed as to any material change in Landlord's estimate of the date on which Substantial Completion will occur (no less frequently than once every two (2) weeks until one month before anticipated move-in, at which time no less frequently than once per week).

              (3) Within ninety (90) days after Substantial Completion, Landlord shall deliver to Tenant one complete set of "as-built" or "record" plans and specifications for the Base Building Work, Landlord's Work and Tenant's Work.

              (4) Within sixty (60) days after Substantial Completion, Landlord and Tenant shall execute an agreement supplementary hereto, setting forth the Commencement Date and the date of the end of the Term.

              (5) The term "Punchlist Items" means details of construction, decoration and mechanical adjustment which, in the aggregate, are minor in character and do not, either by their nature or because of the repair or completion work necessary, materially interfere with Tenant's use or enjoyment of the Premises or the Building. Punchlist Items shall be completed by Landlord within thirty (30) days after the date that Tenant furnishes to Landlord its punchlist in accordance with this Lease, provided that if such items cannot reasonably be completed within such 30-day period, Landlord shall not be required to complete such items within such 30-day period so long as it diligently pursues the same to completion and completes same within ninety (90) days after Tenant furnishes to Landlord such punchlist. If Landlord has obtained a temporary Certificate of Occupancy, then Landlord shall, with due diligence, complete any remaining Landlord's Work and Tenant's Work required to obtain a permanent Certificate of Occupancy for the Premises.

              (6) For a period of one (1) year after Substantial Completion of the Premises, Tenant shall be entitled to bring to Landlord's attention by written notice any deficiencies in Landlord's construction that come to Tenant's attention, and Landlord shall thereafter promptly correct the same at Landlord's expense; provided that Landlord shall have no obligation to correct such items after such 1-year period, nor to correct any item subject to a warranty previously assigned to Tenant. The foregoing warranty is in addition to any warranty provided by any contractor, subcontractor, materialmen or supplier in connection with construction of the Premises.





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              (7)    The term "Excusable Delays" means any delay resulting from strikes, lockouts or other labor or industrial disturbance, civil disturbance, future order of any government, court or regulatory body claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, unusually inclement weather, or any cause whatsoever beyond the reasonable control of the party from whom performance is required, or any of such party's contractors, subcontractors, or other representatives, whether or not similar to any of the causes hereinabove stated; provided, however, that for purposes of this definition, a party's lack of funds shall not be deemed to be a cause beyond the control of that party. There shall further be excluded from Excusable Delays, as they might otherwise apply to extend any deadlines, any delays resulting from the negligence or willful misconduct of a party or such party's contractors, agents, employees or representatives, or resulting from any events occurring after May 1, 1997.

              (8) The term "Tenant Delay" means any actual delay to Substantial Completion and which is proximately caused by any act or omission of Tenant, its agents or contractors, including, without limitation, (i) delays caused by changes by Tenant in or additions to Tenant's Leasehold Improvements, (ii) delays in submission of Tenant's Preliminary Space Plan and/or Contract Documents (as those terms are defined in the Work Letter) or in the giving of authorizations or approvals by Tenant but not by Landlord, or (iii) delays resulting from the specification of materials or equipment in Tenant's Contract Documents that prevent timely completion under normal circumstances. No Tenant Delay pursuant to the immediately preceding sentence shall be deemed to have occurred unless Landlord promptly (i.e., within fifteen (15) days after the initial cause of the delay) and specifically notifies Tenant in writing of such delay or, alternatively, Tenant has received actual notice of such delay within such 15-day period. There shall be further excluded from the number of days of Tenant Delays any days of delay which are proximately caused by any act or omission of Landlord, its agents or contractors, including the failure to timely provide to Tenant and/or its agents and representatives complete information regarding the Building necessary for the preparation of Tenant's Contract Documents.

       2.     BASE RENT AND ADDITIONAL RENT.

       A. Base Rental. Tenant agrees to pay to Landlord, during the term of this Lease, rent for the Premises ("Base Rental"), in advance, without demand, deduction or set off (other than pursuant to express, limited rental abatement, offset or credit provisions contained in this Lease), at the following rates (unless adjusted as provided in paragraph 10.c of the Work Letter):

Months 1 - 60        $.565/sq.ft. of Rentable Area       $52,262.50 per month
Months 61 - 96       $.60/sq.ft. of Rentable Area        $55,500.00 per month
Months 97 - 150      $.63/sq.ft. of Rentable Area        $58,275.00 per month

Monthly installments of Base Rental shall be due and payable on or before the fifth (5th) day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated; provided, however, Tenant shall not be liable to Landlord for Base Rental for Months 1-3 during the term of this Lease.

       B. Tenant's Pro Rata Share of Operating Expenses. In addition to any other sums due from Tenant under this Lease, Tenant shall pay to Landlord, as additional rent, in the manner and at the times set forth in EXHIBIT "D" attached hereto, Tenant's Pro Rata Share of Operating Expenses (as defined in EXHIBIT "D") for each Lease Year (as defined in EXHIBIT "D"). As used herein, "Tenant's Pro Rata Share" shall mean a fraction,





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the numerator of which is the Rentable Area (as defined in EXHIBIT "D")
contained in the Premises and the denominator of which is the Rentable Area of the Project; provided, however, (i) to the extent an Operating Expense is attributable only to the Building or the Premises, Tenant's Pro Rata Share of that Operating Expense shall be the entire amount of the Operating Expense, and
(ii) with respect to the Operating Expenses attributable to the Project, notwithstanding the provisions of "EXHIBIT D," such Operating Expenses shall only include costs and expenses incurred in connection with common area expenses and facilities benefitting the entire Project, such as Project signage and common area landscaping.

       3. LANDLORD'S REPAIRS AND MAINTENANCE. Landlord, at its own cost and expense (except to the extent included within Operating Expenses), shall maintain in good repair, reasonable wear and tear excluded, (i) the roof, slab and foundation of the Building, (ii) the structural soundness of the exterior walls and supports of the Building, (iii) the parking areas of the Premises and
(iv) the plumbing, pipes and conduits located within the Project but outside the Premises. The term "walls" as used herein shall not include windows, glass or plate glass, any doors, special store fronts or office entries, and the term "foundation" as used herein shall not include loading docks. Tenant shall promptly give Landlord written notice of defect or need for repairs. Landlord shall cure such defects or complete its required repairs within thirty (30) days after receipt of written notice from Tenant of such defects or the need for such repairs, provided that if such cure or repairs cannot reasonably be completed within such 30-day period, Landlord shall not be required to complete such cure or repairs within such 30-day period so long as it commences to cure same within such 30-day period and diligently pursues the same to completion. If Landlord fails to commence any repairs which it is obligated to make pursuant to this paragraph 3 within thirty (30) days after receipt of Tenant's written demand for the same, or fails to complete such repairs in accordance with the preceding sentence of this paragraph 3, Tenant shall have the right to complete such repairs on Landlord's behalf, in which event Landlord shall promptly reimburse Tenant in the amount of the reasonable, actual cost of such repairs, so long as Tenant provides Landlord with written invoices and other documentation evidencing the amount of such costs and, if Landlord does not so reimburse Tenant within thirty (30) days after demand therefor, Tenant shall receive a credit against its next accruing obligations for Base Rental under this Lease for such amounts, but Landlord shall be liable for such reimbursement or credit only to the extent such costs would not be included in Operating Expenses. Notwithstanding the foregoing provisions of this paragraph 3, upon the occurrence of an emergency need for repairs to any portion of the Premises for which Landlord would otherwise be responsible hereunder, the party first becoming aware of such emergency shall immediately notify the other of the nature of the needed repair, whereupon Tenant and Landlord shall reasonably cooperate with each other to agree upon the most expeditious and cost effective means to accomplish the needed repairs and to prevent and remedy damages to the Premises and the personal property situated therein. Without limiting the generality of the foregoing, Tenant and Landlord shall each have the right to take whatever immediate action they may reasonably deem necessary to protect any person from injury or to protect the Premises and Tenant's inventory and equipment therein from further damage. For purposes of this paragraph 3, "emergency need for repairs" means any damage to, failure of or needed repair to any portion of the Premises, the Building, or the Project that poses an immediate threat to the safety of any person or material damage to Tenant's inventory or equipment within the Premises. Unless otherwise expressly stipulated herein (including the Work Letter), Landlord shall not be required to make any improvements or repairs of any kind or character on or to the Property, or any portion thereof, during the term of this Lease.

       4.     TENANT'S REPAIRS AND MAINTENANCE.

       A. Maintenance of Premises and Appurtenances. Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises and promptly make all necessary repairs and replacements to the Premises (except those for which Landlord is expressly responsible hereunder) and (ii) keep the parking areas, driveways and alleys surrounding the Premises in a clean and sanitary condition. Tenant's obligation to maintain, repair and make replacements to the Premises shall cover, but not be limited to, pest control (including termites), trash removal and the maintenance, repair and replacement of all HVAC, electrical, plumbing, sprinkler and other mechanical systems (the "Building Systems"), subject, however, to Landlord's express obligations hereunder.

       B. System Maintenance. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract





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must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. At Tenant's option, such maintenance may be performed by employees of Tenant so long as (i) Tenant maintains proper records and makes such records reasonably available to Landlord for review and (ii) Tenant's performance of such maintenance complies with the other requirements of this paragraph 4B.

       5.     TENANT'S ALTERATIONS; PERSONAL PROPERTY TAXES.   Except as
contemplated in the Work Letter, Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. However, subject to the conditions described below, Landlord's consent shall not be required for nonstructural interior alterations, additions or improvements that (a) have an aggregate cost of no more than $100,000.00,
(b) are not visible from the exterior of the Premises, (c) may be removed and installed without material injury to the Premises, and (d) do not alter or materially and adversely affect the operation of any Building System. Tenant's right to implement the alterations, additions and improvements described in the immediately preceding sentence without Landlord's consent is expressly conditioned upon all of the following: (i) Tenant shall provide Landlord with plans and specifications for the proposed alterations, additions or improvements no less than ten (10) days before the date on which Tenant anticipates commencing implementation of the same, (ii) Tenant shall provide Landlord with copies of the as-built plans and specifications reflecting all such alterations, improvements or additions as completed within thirty (30) days after the completion thereof, and (iii) Landlord shall have the right to prohibit any proposed alterations, additions or improvements which it determines, in its reasonable discretion, (W) will alter or materially and adversely affect the operation of any Building System, (X) actually constitute structural alterations, (Y) cannot be removed without material injury to the Premises, or (Z) will adversely affect the structural integrity of any portion of the Building. Notwithstanding anything to the contrary in the foregoing, Tenant shall obtain all permits and governmental approvals necessary for the performance of such alterations, additions or improvements prior to the commencement thereof, and shall comply with all applicable governmental and legal requirements in such performance. Additionally, Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires, provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. Without implying any consent of Landlord thereto, all alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination or expiration of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition, ordinary wear and tear excepted. All alterations, installations, removals and restorations shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or other improvements situated on the Premises or of which the Premises are a part and, if not required to be removed, shall become the property of Landlord upon the expiration or earlier termination of this Lease. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in or on the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, upon demand, the amount of such taxes.

       6. PARKING. Landlord shall provide Tenant and its employees, customers and licensees with the exclusive use of three hundred (300) parking spaces (reduced by the number of spaces eliminated due to Tenant's use of any proposed spaces for non-parking purposes) as designated by Landlord within the Premises and the adjacent areas outlined on EXHIBIT "B" (the "Permitted Parking Areas"), subject to all reasonable rules and regulations promulgated by Landlord. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. If Tenant reasonably requires additional parking spaces, then, within forty-five (45) days after written request from Tenant, Landlord shall provide Tenant with such required parking spaces up to a maximum of an additional fifty (50) parking spaces (i.e., a total of 350 parking spaces, reduced as provided above) within the Permitted Parking Areas. Landlord shall construct gates limiting access from adjacent properties to the driveway areas located within the Premises, as shown on EXHIBIT "B" attached hereto. Tenant shall be provided with a key to such gates (Landlord and Tenant being the only parties entitled to have a key thereto), and Tenant shall provide access through such driveway areas to other lessees of the Project on an "as needed" basis. If daily access to such





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driveway areas is required for such lessees (or if less than daily access is required but average frequency exceeds ten (10) times per week), Landlord shall, at no expense to Tenant, provide a guard service at such gates in order to monitor and control such access (which in all events shall only be limited access as required and not general through traffic access). Notwithstanding the foregoing, Tenant shall in all events allow access to such driveways for emergency vehicles.

       7. SIGNS. Any signage Tenant desires for the Premises (excluding signage provided for in Landlord's Final Plans or Tenant's Contract Documents as reasonably approved by Landlord) shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall not be withheld so long as such signage proposed by Tenant is consistent in size, location and materials as the signage originally approved in Landlord's Final Plans or Tenant's Contract Documents. Except as provided for in Landlord's Final Plans or Tenant's Contract Documents as approved by Landlord, Tenant shall be obligated to reasonably repair, paint and/or replace the Building facia surface to which its signs are attached upon Tenant's vacation of the Premises or the removal or alteration of its signage. Tenant shall not, without Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, pennants, banners or painting, or
(iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to reasonable and uniformly enforced criteria established by Landlord or shall be otherwise subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

       8. UTILITIES. Landlord agrees to provide to the Premises running water, sanitary sewer, gas and electricity service and telephone service conduits and pull boxes from the boundary of the Property. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to such services and utilities used in connection with the Premises, and any maintenance charges for utilities. Such services shall be separately metered as provided in the Work Letter. Except as hereinafter expressly provided to the contrary, Landlord shall not be liable for any interruption or failure of utility service on the Premises and Tenant shall have no rights or claims as a result of any such failure. However, notwithstanding the foregoing, if Tenant is prevented from carrying on its normal business operations within the Premises as a direct result of an interruption of any of the utilities serving the Premises that is caused by either (i) damage to or failure of utility systems, pipes or transmission lines that are controlled by Landlord and situated within the Project, but outside of the Premises, or (ii) damage to utility systems, pipes or transmission lines that are situated within the Project which is caused by the negligence of Landlord or Landlord's employees or agents, then if such interruption continues for ten (10) consecutive days after written notice of the same to Landlord, Tenant's obligation for Base Rental shall be abated after such ten day period until the cessation of such interruption (provided, however, that if such interruption of utilities affects less than the entirety of the Premises, then Tenant's obligation for Base Rental shall be abated only by an amount equal to the product of (A) a fraction, the numerator of which is the Rentable Area of the portion of the Premises in which Tenant is unable to carry on its normal business operations and the denominator of which is the Rentable Area of the Premises, and (B) the then applicable Base Rental). If such interruption continues for thirty (30) consecutive days after written notice of the same to Landlord, then Tenant may terminate this Lease upon written notice to Landlord at any time before the cessation of such interruption. To the extent of any conflict between this paragraph 8 and paragraph 10, paragraph 10 shall control.

       9.     INSURANCE.

       A. Landlord's Insurance. Subject to reimbursement under paragraph 2.B herein, Landlord shall maintain fire and extended coverage insurance covering the Building and all alterations, additions and improvements thereto not made by Tenant in an amount not less than ninety percent (90%) (or such greater percentage as is necessary to comply with the coinsurance requirements of any insurance policy) of the "replacement cost" thereof (as defined in the Replacement Cost Endorsement to be attached to such policy), insuring against the perils of, among other things, fire, lightning, vandalism and malicious mischief.





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       B.     Tenant's Insurance.  Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises in connection with Tenant's use or occupancy thereof. Tenant, at its own expense, also shall maintain during the term of this Lease, fire and extended coverage insurance covering not less than ninety percent (90%) of the replacement cost (as defined in the Replacement Cost Endorsement to be attached to such policy) of (i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant after Substantial Completion of Landlord's Work and Tenant's Work and (ii) all of Tenant's personal property contained within the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under or in connection with this Lease (except for the worker's compensation policy), (ii) be issued by an insurance company which is acceptable to Landlord, and (iii) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice has been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance.

       C. Prohibited Uses. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon,
(ii) increase the insurance risk or cost thereof, or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable, unless such use is permitted under paragraph 13 hereof.

       10.    FIRE AND CASUALTY DAMAGE.

       A. Total or Substantial Damage and Destruction. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction. If (i) the Premises or the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under paragraph 9.A above, (ii) the Premises or the Building should be so damaged thereby that, in Landlord's reasonable, good faith estimation, rebuilding or repairs cannot be completed within two hundred seventy (270) days after the date of such damage, or (iii) such damage or destruction occurs during the last eighteen (18) months of the term of the Lease and Landlord makes a good faith determination that it is impractical to rebuild or restore the Building and the Premises, then Landlord may, at its option, terminate the Lease by notifying Tenant in writing of such termination at any time prior to the forty-fifth
(45th) day after the date on which Landlord receives written notice from Tenant of such damage or destruction, and the rent shall be abated during the unexpired portion of this Lease effective upon the date of the occurrence of such damage or destruction; provided, however, that Tenant, at its sole cost and expense, shall have the option, but not the obligation, to restore the Premises to substantially its previous condition, in which event this Lease shall thereafter continue in full force and effect upon the same terms and conditions as existed prior to the casualty (subject to a fair diminution of rent during the time of such rebuilding or repairs to the extent the Premises are unfit for Tenant's use thereof consistent with Tenant's use immediately prior to such casualty), so long as (i) the damage or destruction did not occur during the last eighteen (18) months of the term of the Lease and Landlord makes a good faith determination that it is impractical to rebuild or restore the Building and the Premises, (ii) Tenant's restoration work can be completed within twelve (12) months of the date such casualty occurred and (iii) Tenant notifies Landlord in writing of its intention to restore the Premises within thirty (30) days of Landlord's aforesaid termination notice. If Landlord elects to rebuild or repair such damage or destruction and such rebuilding and repair cannot reasonably be completed within two hundred seventy (270) days after Landlord's receipt of notice from Tenant of such damage or destruction, Landlord shall notify Tenant of the number of days in which Landlord shall be obligated to restore the Premises to substantially its previous condition, during which period Landlord shall allow Tenant a fair diminution of rent to the extent the Premises are unfit for Tenant's use thereof; provided, however, Tenant may elect to terminate this Lease by delivering written notice of such election to Landlord within thirty (30) days after Tenant receives such notice from Landlord. If this Lease is terminated pursuant to this paragraph 10.A, then Landlord shall promptly reimburse to Tenant any rent or other sums paid by Tenant that relate to periods of time after the effective date of such termination. If this Lease is





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
terminated pursuant to this paragraph 10.A, Landlord shall promptly reimburse to Tenant any rent or other sums paid by Tenant that relate to periods of time after the effective date of such termination. For purposes of this paragraph 10, a "fair diminution of rent" shall mean a proportionate reduction of Tenant's rent obligation based on the portion of the Rentable Area that is rendered unusable as a result of the damage to the Premises until rebuilding and repair of the damaged or destroyed portion of the Premises are substantially completed.

       B. Partial Damage or Destruction. If the Premises or the Building should be damaged by any peril covered by the insurance to be provided by Landlord under paragraph 9.A above and, in Landlord's reasonable, good faith estimation, rebuilding or repairs can be substantially completed within two hundred seventy (270) days after the date of such damage, then this Lease shall not terminate and Landlord shall, with all reasonable dispatch but not longer than two hundred seventy (270) days after the date of such damage, restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises for the benefit of or by or for Tenant after Substantial Completion of Landlord's Work and Tenant's Work. Landlord shall allow Tenant a fair diminution of rent during the time of such rebuilding or repairs to the extent the Premises are unfit for Tenant's use thereof.

       C. Lienholders' Rights in Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate; provided that Tenant shall continue to have the option, but not the obligation, to restore the Premises under the terms set forth in paragraph 10.A. Landlord shall provide Tenant with a copy of any such mortgage or deed of trust instrument and related relevant documentation created after the date hereof.

       D. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property and Building contents within the Building and/or Premises, for any reason regardless of cause or origin, including, without limitation, the negligence or fault of the other party to the extent insurance coverage exists for such loss or damage or would exist if such other party were in full compliance with its insurance obligations under paragraph 9 hereof. Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended coverage insurance and, if necessary, to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

       E. Substantial Completion of Restoration Work. For purposes of this paragraph 10, Landlord's rebuilding and repairs shall be considered "substantially complete" when Landlord has restored the damaged or destroyed portion of the Premises to substantially the same condition as existed immediately before the happening of the casualty and to such a degree as to allow Tenant to fully use the Premises as permitted under this Lease, subject to Landlord's completion of Punchlist Items and Tenant's completion of Tenant's required repairs hereunder.

       F. Tenant's Rights. If Landlord fails to substantially complete the rebuilding and repair of the Premises within two hundred seventy (270) days as required by paragraph 10.B above or such other period as may be specified in the notice from Landlord to Tenant pursuant to paragraph 10.A above, as applicable, then this Lease shall terminate thirty (30) days after Landlord receives written notice, if any, from Tenant that Tenant has elected to terminate this Lease pursuant to this paragraph 10.F; provided that, if Landlord substantially completes such rebuilding and repairs prior to the expiration of thirty (30) days following Landlord's receipt of Tenant's termination notice, this Lease shall not so terminate and shall continue in full force and effect.

       11. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Landlord has released, and except for those matters for which Landlord is obligated to indemnify





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                                       8

Tenant pursuant to the Work Letter and this Lease, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability (i) for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or any part thereof, the Building and/or other common areas, the use of which Tenant may have in accordance with this Lease, if (and only if) such injury or damage shall be caused primarily by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, (ii) arising primarily from the conduct or management of any work done by the Tenant in or about the Premises, (iii) arising primarily from transactions of the Tenant, and (iv) for all costs, reasonable counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this paragraph 11 shall survive the expiration or termination of this Lease. Landlord shall not be liable in any event for personal injury or loss of Tenant's property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities or other occurrences unless due to the gross negligence or willful misconduct of Landlord. Tenant shall give prompt notice to Landlord of any significant accidents known to Tenant involving injury to persons or property. Furthermore, Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or from the public areas of the Building or the Project, regardless of whether such loss occurs when the area is locked against entry, unless such loss is due to the gross negligence or willful misconduct of Landlord. Unless otherwise expressly provided in this Lease, Landlord shall not be liable to Tenant or Tenant's employees, customers or invitees for any damages or losses to persons or property caused by any lessees in the Building or the Project, or for any damages or losses caused by theft, burglary, assault, vandalism or other crimes. Landlord strongly recommends that Tenant provide its own security systems and services and secure Tenant's own insurance in excess of the amounts required elsewhere in this Lease, to protect against the above occurrences if Tenant desires additional protection or coverage for such risks. Tenant shall give Landlord prompt notice of any criminal or suspicious conduct known to Tenant within or about the Premises, the Building or the Project, and/or any personal injury or property damage caused thereby. Landlord may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided in Landlord's sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason (unless due to the gross negligence or willful misconduct of Landlord) in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided. Landlord shall use reasonable diligence in the maintenance of existing lighting, if any, in the parking garage or parking areas servicing the Premises, and Landlord shall not be responsible for additional lighting or any security measures in the Project, the Premises or the parking areas.

       12. USE. The Premises shall be used and occupied by Tenant during the term of this Lease for the purpose of conducting a manufacturing and assembly services facility, with, at Tenant's option, attendant office areas and dining amenities, and for receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, and for research and development and general office purposes, and for no other purpose or use without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon or connected with the Premises and arising out of Tenant's use thereof, all at Tenant's sole expense. Tenant shall not take any action that would constitute a nuisance or would unreasonably interfere with or endanger Landlord or any other lessees of the Project.

       13. HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any currently effective federal, state or local statute, ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances. Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any





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                                       9
governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials"), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and have been approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws. Landlord hereby consents to Tenant's use, storage and disposal of the substances listed on the attached EXHIBIT "E" and agrees that such substances are additional "Permitted Materials" as such term is used herein, provided that Tenant comply with the terms of this paragraph 13 in the storage, use and disposal of such additional Permitted Materials. Landlord and Landlord's representatives shall have the right but not the obligation to enter the Premises pursuant to the terms of paragraph 14 for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's reasonable, good faith opinion, that any Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as reasonably requested by Landlord. Should Tenant fail to commence such corrective action within twenty-four (24) hours of Landlord's request to Tenant to do so and thereafter diligently prosecute the same to completion, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for any and all reasonable costs associated with said work. If at any time during or after the term of this Lease, the Premises is found to be contaminated with Hazardous Substances in violation of Environmental Law, Tenant shall diligently institute proper and thorough clean-up procedures, at Tenant's sole cost, but only to the extent such contamination was caused by Tenant or arose out of Tenant's use or occupancy of the Premises. Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result of any contamination of the Premises with Hazardous Substances arising from the use of the Premises by Tenant, but excluding any such contamination caused by the activities of third parties not within Tenant's reasonable control. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result of any contamination of the Project, the Building or the Premises with Hazardous Substances existing prior to the date Tenant occupies the Premises and any such contamination caused by the acts or omissions of Landlord, its employees, agents and contractors. The foregoing indemnifications, and the other responsibilities of Tenant and Landlord under this paragraph 13, shall survive the termination or expiration of this Lease.

       14. INSPECTION. After at least one (1) business day's prior written notice to Tenant (or without prior notice, if under emergency circumstances), Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours (or at any time in case of emergency) (i) to inspect the Premises; (ii) to make such repairs as may be required or permitted pursuant to this Lease; and/or (iii) during the last six
(6) months of the Lease term, for the purpose of showing the Premises to prospective tenants, purchasers or lenders. In addition, Landlord shall have the right to erect a suitable sign (subject to Tenant's prior written and reasonable approval) on the Premises stating the Premises are available for lease during the last six (6) months of the term of this Lease. Landlord shall
(i) make a good faith effort to minimize disruption to Tenant's business operations when exercising its rights pursuant to this paragraph 14 and (ii) reasonably cooperate with Tenant for purposes of exercising its right of entry into the Premises in accordance with such reasonable security procedures as Tenant may implement from time to time. Except under emergency circumstances (which shall mean circumstances that pose an immediate threat to the safety of any person or material damage to property), Tenant may require that a representative of Tenant accompany Landlord on any such entry and inspection. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises, so long as Landlord's inspection is reasonable and done in good faith.





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
       15. ASSIGNMENT AND SUBLETTING. Tenant shall not have the right to sublet, assign or otherwise transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's prior written consent, to sublease up to fifteen percent (15%) of the Rentable Area of the Premises for purposes related to Tenant's business in the Premises, provided that space subleased shall not have a separate external entrance. In the event of a proposed sublease or assignment requiring Landlord's consent under this paragraph 15, Landlord shall have the option (to be exercised within thirty
(30) days from submission of Tenant's written request) to cancel this Lease (i) as to all of the Premises if Tenant proposes to assign this Lease or sublease seventy-five percent (75%) or more of the Premises or (ii) as to the portion of the Premises proposed to be sublet if Tenant proposes to sublet less than seventy-five percent (75%) of the Premises. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph 15 shall be void. No assignment, subletting or other transfer, whether or not consented to by Landlord or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided or provided by law, may collect directly from the assignee or sublessee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. The following shall additionally constitute an assignment of this Lease by Tenant for the purposes of this paragraph 15: (i) the sale, transfer, exchange, liquidation or other distribution of more than fifty percent (50%) of Tenant's assets (other than this Lease) which is not in the ordinary course of Tenant's business; or (ii) the mortgage, pledge, hypothecation or other encumbrance of or grant of a security interest by Tenant in this Lease, or of any of Tenant's rights hereunder. Notwithstanding any other provision in this Lease to the contrary, Landlord's consent shall not be required for (i) any assignment of this Lease or any sublease of all or any portion of the Premises to an affiliate of Tenant, provided that Tenant provides Landlord with written notice thereof no less than fifteen (15) days prior to the effective date or commencement of such assignment or sublease, or (ii) Tenant's reincorporation in another state. For purposes of this paragraph 15, an "affiliate" means any partnership, association or corporation or other entity at least fifty-one percent (51%) of the legal and equitable ownership interest of which is owned by, or under common ownership with, Tenant.

       16. CONDEMNATION. If all or substantially all of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than all or substantially all of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof and if the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall not terminate, but Tenant shall receive a fair diminution of rent. If less than all or substantially all of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, and such taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease, at the option of Tenant, exercised by written notice to Landlord within thirty (30) days after such taking, shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If this Lease does not terminate, then this Lease will continue and Landlord will promptly restore the Premises to substantially its previous condition, to the extent reasonably possible under the circumstances, and allow Tenant a fair diminution of rent. For purposes of this paragraph 16, a "fair diminution of rent" shall mean a proportionate reduction of Tenant's rent obligation based on the portion of the Rentable Area that is subject to the taking or that is rendered unusable as a result of the taking. If this Lease terminates pursuant to this paragraph 16, Landlord shall promptly reimburse to Tenant any rent or other sums paid by Tenant that relate to periods of time after the effective date of such termination. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any separate award made to Tenant for loss of business or goodwill, for the taking of Tenant's trade fixtures, personal property and unamortized leasehold improvements, or relating solely to Tenant's statutory right of compensation for its moving expenses. Nothing herein shall prevent Tenant's pursuit of such separate award for the foregoing items.





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
       17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be deemed to be a tenancy at will only, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to one and one-half times the rent in effect on the date of such termination of this Lease, computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

       18. QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that, so long as Tenant pays all amounts due hereunder and is not in default under all other covenants and agreements herein set forth (after lapse of any applicable notice and cure periods), Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord or any party claiming by, through or under Landlord, subject to the terms and provisions of this Lease.

       19. EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of Default") each shall be deemed to be a default in or breach of Tenant's obligations under this Lease:

       A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) after the date Tenant receives written notice thereof from Landlord; provided, however, Landlord shall be obligated to provide such notice to Tenant, and Tenant shall have the benefit of such 10-day notice and grace period, only twice during any twelve-month period.

       B. Tenant shall fail to discharge, bond around or otherwise dispose of any lien placed upon the Premises in violation of paragraph 22 hereof within thirty (30) days after Tenant receives written notice from Landlord that any such lien or encumbrance has been filed against the Premises; provided, however, Tenant may contest such lien as provided in paragraph 22.

       C. Tenant shall default in the performance of any of its obligations under any other lease to Tenant from Landlord, and same shall remain uncured after the lapsing of any applicable cure periods provided for under such other lease.

       D. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph), and shall not cure such failure within thirty (30) days after written notice thereof from Landlord; provided, however, if such failure may not reasonably be cured within such 30-day period, then Tenant shall have such additional time as may be necessary to cure such failure so long as Tenant promptly commenced such cure and diligently prosecutes it to completion.

       20. REMEDIES. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand, except as otherwise indicated:

              (a) Terminate this Lease by giving Tenant written notice thereof;

              (b) Enter upon and take possession of the premises without terminating this Lease, accompanied by written notice to Tenant thereof;

              (c) Make such payments and/or take such reasonable action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless taken in bad faith; and/or





                                                                Initials ___ ___
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
              (d) In the case of an Event of Default under paragraph 19A above, alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, and Tenant hereby expressly agrees that Landlord shall not be required to provide to Tenant the new key to the Premises, regardless of hour, including Tenant's regular business hours; provided that Landlord shall give Tenant notice of from whom, on a 24-hour basis, Tenant may obtain a new key to the Premises upon payment in full by Tenant of all past due amounts then owing under this Lease;

and in any such event Tenant shall immediately vacate the Premises, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may, to the maximum extent permitted by law and without breaching the peace, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor, except as otherwise provided by applicable law.

       A. Damages Upon Termination. If Landlord terminates this Lease, at Landlord's option, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (1) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term discounted at the rate of eight percent (8%) per annum, calculated as if such term expired on the date set forth in paragraph 1, less (2) the present value of the then fair market rental for the Premises for such period discounted at the rate of eight percent (8%) per annum.

       B. Damages Upon Repossession. If Landlord repossesses the Premises without terminating this Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid from time to time by Tenant to Landlord until the date of expiration of the term as stated in paragraph 1, diminished by all amounts actually received by Landlord through reletting the Premises during such remaining term (but Tenant shall have no claim in any amounts received by Landlord in excess of rental and other payments owed to Landlord hereunder). Actions to collect amounts due by Tenant to Landlord under this paragraph 20B may be brought when such amounts become due, without the necessity of Landlord's waiting until expiration of the Lease term.

       C. Costs of Reletting, Removing, Repairs and Enforcement. Upon an Event of Default, in addition to any sum provided to be paid under this paragraph 20, Tenant also shall be liable for and shall pay to Landlord (i) reasonable brokers' fees and all other reasonable costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises;
(ii) the reasonable costs of removing, storing or disposing Tenant's or any other occupant's property; (iii) the reasonable costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new Tenant or Tenants; (iv) any and all reasonable costs and expenses incurred by Landlord in effecting compliance with Tenant's obligations under this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies hereunder, including without limitation, all reasonable attorneys' fees and all court costs incurred in connection with such enforcement or defense.

       D. Late Charge. In the event Tenant fails to make any payment due hereunder within ten (10) days after the date Tenant receives written notice thereof from Landlord, including without limitation any rental or escrow payment, in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such payment; provided, however, Landlord shall be obligated to provide such notice to Tenant, and Tenant shall have the benefit of such 10-day notice and grace period, only twice during any twelve-month period. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

       E. Interest on Past Due Amounts. If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, and such failure continues for sixty
(60) days after the due date for such payment, then Tenant shall pay to Landlord interest on such overdue





                                                                Initials ___ ___
amounts from the date due until paid at an annual rate which equals the lesser of (i) fourteen percent (14%) or (ii) the highest rate then permitted by law.

       F. No Implied Acceptances or Waivers. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of Tenant's surrender of the Premises, it being understood that such surrender can be effected only by the written agreement of Landlord. Tenant and Landlord further agree that forbearance by Landlord to enforce any of its rights under this Lease or at law or in equity shall not be a waiver of Landlord's right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, and, notwithstanding any such reletting or re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of any rent following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default. Notwithstanding anything to the contrary in the foregoing, no violation or breach of this Lease which has been waived by Landlord or for which Landlord has forborne its enforcement rights shall constitute an Event of Default, provided any conditions to such waiver or forbearance have been satisfied.

       G. Reletting of Premises. In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that Landlord deems undesirable or to expend any funds in connection with such reletting or collection of rents therefrom. Tenant shall not be entitled to credit for or reimbursement of any proceeds of such reletting in excess of the rental and other amounts owed hereunder for the period of such reletting. Landlord may relet the whole or any portion of the Premises for any period, to any Tenant and for any use or purpose.

       H. Landlord's Default. If Landlord fails to comply with or observe any agreement or perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such failure cannot reasonably be cured within such 30-day period and Landlord commences to cure such failure within such 30-day period and thereafter continuously and diligently pursues such cure to completion or unless another time period for such cure is expressly provided for elsewhere in this Lease), then Tenant's exclusive remedies shall be an action for damages, an action for specific performance and any other relief expressly granted to Tenant under any other provision of this Lease. No waiver by Tenant of any violation or breach of any of the terms contained in this Lease shall waive Tenant's rights regarding any future violation of such term or violation of any other term. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. In the event of the transfer by Landlord of its interest in the Premises, Landlord shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided, however, that (i) Landlord's transferee must first assume in writing (a copy of which must be delivered to Tenant) all obligations of Landlord thereafter arising under this Lease, and (ii) Landlord shall remain liable for all obligations under this Lease arising from or relating to the period preceding such transfer. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or the Building; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

       I. Tenant's Personal Property. If Landlord repossesses the Premises pursuant to the authority herein granted, or if Tenant vacates or abandons all or any part of the Premises, then, in addition to Landlord's rights under





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                                       14
paragraph 26 hereof, Landlord shall have the right to remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. In addition to the Landlord's other rights hereunder, Landlord may dispose of the stored property if Tenant does not claim the property within thirty (30) days after the date the property is stored. Landlord shall give Tenant at least thirty (30) days prior written notice of such intended disposition. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights granted Landlord under this paragraph 20 are commercially reasonable. Landlord hereby waives and disclaims all statutory, contractual and other Landlord's liens and security interests relating to Tenant's obligations under this Lease.

       J. Abandonment of Premises. If Tenant vacates or abandons all or substantially all of the Premises for a period of ninety (90) or more consecutive days, then Landlord shall have the right and option to terminate this Lease upon written notice to Tenant at any time after the expiration of such 90-day period and prior to the date on which Tenant re-occupies the Premises.

       21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust.
Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage; provided that (i) such instruments, releases or other documents shall contain a written agreement that, in the event of a foreclosure sale or conveyance in lieu of foreclosure, the purchaser at foreclosure shall not disturb Tenant's possession of the Premises and shall recognize Tenant's rights under the Lease so long as Tenant is not in default under the Lease (or the holder of such mortgage has delivered such non-disturbance agreement to Tenant in a separate instrument), (ii) such instruments, releases or other documents shall not modify the terms of the Lease or increase Tenant's obligations or liabilities under the Lease and (iii) so long as Landlord is not in default under such Mortgage and Tenant is not in default under the Lease, such instrument will provide that insurance proceeds will be applied to restoration of the Premises as required under this Lease. Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any mortgagee, trustee or holder of any such mortgage or deed of trust, the name and post office address of which Tenant has received written notice, specifying the default in reasonable detail and affording such mortgagee, trustee or holder the same opportunity given to Landlord hereunder to make performance, at its election, for and on behalf of Landlord.

       22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises. Tenant will save and hold Landlord harmless from any and all loss, cost or expense, including without limitation attorneys' fees, based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant shall have the right to contest in good faith the validity or existence of any such lien by appropriate procedures, provided that Tenant shall bond around or otherwise dispose of such lien within thirty (30) days after Tenant receives written notice from Landlord that such lien has been filed against the Premises.





                                                                Initials ___ ___

       23.    MISCELLANEOUS.

       A. Interpretation. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. Unless the context otherwise requires, when used in this Lease words of any gender contain the other gender, words in the singular include the plural, words in the plural include the singular, and words such as, "without limitation", "herein" and "hereof" refer to this Lease, in its entirety (including the Exhibits attached to this Lease) or as expressly limited in connection with the use of such words.

       B. Binding Effect. Except as otherwise herein expressly provided, the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

       C. Evidence of Authority. Tenant and Landlord agree to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

       D. Force Majeure. Except as otherwise expressly provided in the Work Letter, whenever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, other than for obligations which can be cured by the payment of money (e.g., maintaining insurance or payment of rent), if the performance by Landlord or Tenant of its obligations hereunder is delayed or prevented by material shortages, acts of God, labor disputes or other events beyond the control of Landlord or Tenant, then the period for performance by Landlord or Tenant shall be automatically extended for the same amount of time that Landlord or Tenant has been so delayed or hindered.

       E. Payments Constitute Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

       F. Estoppel Certificates. Landlord and Tenant agree, from time to time, within ten (10) business days after written request of the other party, to deliver to the other party or such party's designee, an estoppel certificate stating whether this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be reasonably requested by the requesting party.

       G. Entire Agreement. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease are of no force or effect. THIS LEASE, INCLUDING ONLY THE EXHIBITS ATTACHED HERETO, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, INCLUDING ANY LETTERS OF INTENT, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON, ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO THE BUILDING, PREMISES OR OTHERWISE, EXPRESSED OR IMPLIED. IN PARTICULAR, LANDLORD HAS NOT AUTHORIZED ANY AGENT OR BROKER TO MAKE A REPRESENTATION OR WARRANTY IN ADDITION TO OR INCONSISTENT WITH THE TERMS OF THIS LEASE AND TENANT MAY NOT RELY ON ANY SUCH ADDITIONAL OR INCONSISTENT REPRESENTATION OR WARRANTY. Landlord's agents and employees do not and will not have authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease. Under no circumstances shall Landlord or Tenant be considered an agent of the other. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. Notwithstanding the foregoing, Landlord and Tenant acknowledge their execution of that certain Escrow Agreement of even date herewith relating to a prior lease by Tenant of other space in Travis County, Texas.





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                                       16

       H. Survival of Obligations. All obligations of Landlord and Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall deliver to Landlord the Premises in substantially the same condition as on the Commencement Date, reasonable wear and tear, permitted alterations and improvements and casualty and condemnation excluded. Tenant shall also, within thirty (30) days after vacating the Premises, pay to Landlord the amount, as reasonably estimated by Landlord in good faith, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for Tenant's share of any additional costs therefor within thirty (30) days after demand by Landlord, or with any excess to be returned to Tenant within thirty (30) days after all such obligations have been determined and satisfied, as the case may be.

       I. Severability of Terms. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

       J. Effective Date. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

       K. Brokers' Commissions. Landlord and Tenant represent and warrant to each other that neither has dealt with nor will deal with any broker, agent or other person in connection with this transaction or future related transactions and that no broker, agent or other person brought about this transaction, and Landlord and Tenant each agree to indemnify and hold the other harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

       L. Equal Participation; Ambiguity. Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel, and, accordingly, in the event of any ambiguity herein, Tenant and Landlord hereby waive the rule of construction that such ambiguity shall be resolved against the party who prepared the final version or any earlier draft of this Lease.

       M. Third Party Rights. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

       N. Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

       O. Applicable Law. This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the





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                                       17
time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall promptly be refunded to Tenant.

       24. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing, telecopying or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing, telecopying or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

                     (i) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

                     (ii) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

                     (iii) Except as expressly provided herein, any written notice, document or payment required or permitted to be delivered by hand or facsimile transmission (in the later case, subject to electronic confirmation) hereunder shall be deemed to be delivered when received, and any other notice hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

       25. CONDITION OF PREMISES. TENANT WAIVES THE BENEFIT OF ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF FITNESS OR SUITABILITY FOR PURPOSE.

       26. OPTION TO LEASE ADDITIONAL SPACE. Provided that no Event of Default then exists under this Lease and provided that Tenant has not assigned this Lease nor sublet greater than fifteen percent (15%) of the Rentable Area of the Premises, Tenant shall have the right and option to lease all of Building C in the Project (the "Additional Space"), a building to be constructed approximately in the location shown on EXHIBIT "B" attached hereto and consisting of approximately 51,300 square feet of Rentable Area, on the terms set forth hereinbelow; provided, however, if Tenant does not notify Landlord in writing on or before October 1, 1997 that Tenant elects to lease the Additional Space, Tenant's right to lease such space shall terminate and expire. The terms for Tenant's lease of the Additional Space shall be as follows: (i) Tenant's Credit (as defined in paragraph 10.c of the Work Letter) shall equal $10.00 per square foot of Rentable Area within the Additional Space; and (ii) Base Rental for the Additional Space shall equal $0.62 per square foot of Rentable Area during years one through three, $0.65 per square foot of Rentable Area during years four and five, $0.68 per square foot of Rentable Area during years six through eight, and $0.72 per square foot of Rentable Area for the balance of the term of Tenant's lease of the Additional Space. Tenant and Landlord shall execute an amendment to this Lease incorporating such Additional Space and such terms within fifteen (15) days after Tenant's notification to Landlord. If Tenant fails or refuses to execute such amendment within such 15-day period, Tenant's right to lease the Additional Space shall terminate and expire. Except as provided above, Tenant's lease of the Additional Space shall be upon the same terms and conditions of the Lease (including the Work Letter); provided, however: (i) Tenant shall have the use of 420 parking spaces, in the aggregate, within the Permitted Parking Areas pursuant to its lease of the Building and the Additional Space, less any spaces eliminated by Tenant's use of any proposed spaces for non-parking purposes; (ii) the term of Tenant's lease of the Additional Space shall commence on a commencement date calculated in accordance with paragraph 1 above, and





                                                                Initials ___ ___
shall end on the last day of the term of this Lease, as set forth in paragraph
1 herein; and (iii) within sixty (60) days after Tenant's notification to Landlord of its election to lease the Additional Space, Landlord and Tenant shall mutually approve plans for Base Building Work on the Additional Space and Tenant shall submit Contract Documents for the Additional Space to Landlord, provided that in any event Landlord and Tenant shall mutually approve plans for Base Building Work on the Additional Space and Tenant shall submit Contract Documents for the Additional Space to Landlord on or before the later to occur of October 1, 1997, or Landlord's completion of the building shell for the Additional Space. Landlord shall provide to Tenant plans and specifications for Base Building Work on the Additional Space on or before June 1, 1997. If, after the Commencement Date for the Additional Space, Tenant reasonably requires additional parking spaces above the 420 parking spaces described above, then, within forty-five (45) days after written request from Tenant, Landlord shall provide Tenant with such required parking spaces up to a maximum of an additional thirty (30) parking spaces (i.e., a total of 450 parking spaces, reduced as provided above) within the Permitted Parking Areas.
Landlord agrees to execute and record in the Real Property Records of Travis County, Texas, a memorandum of Tenant's option to lease the Additional Space under this paragraph 26, in the form of EXHIBIT "G" attached hereto.





                                                                Initials ___ ___

       EXECUTED BY LANDLORD, this __________ day of ___________________________,
1996.



                                     BRAKER PHASE III, LTD.

                                     By: 2800 Industrial, Inc. General Partner


                                         By:
                                             -----------------------------------
                                             D. Kent Lance, Jr.
                                             Vice President

                                               Address: c/o Hill Partners, Inc.
                                               2800 Industrial Terrace
                                               Austin, Texas  78758
                                               Telecopy No. 512-835-1222


       EXECUTED BY TENANT, this __________ day of _____________________________
______, 1996.



                                     XETEL CORPORATION


                                     By:
                                         ---------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                               Address: 2525 Brockton Drive
                                               Austin, Texas 78758
                                               Telecopy No. 512-834-9250


EXHIBIT "A" - Property Description
EXHIBIT "B" - Site Plan
EXHIBIT "C" - Work Letter
EXHIBIT "D" - Operating Expenses
EXHIBIT "E" - Additional Permitted Materials
EXHIBIT "F" - Specifications for Roof Deck Insulation
EXHIBIT "G" - Memorandum of Option to Lease





                                                                Initials ___ ___

                                  EXHIBIT "A"


                              Property Description



       Lot 3, STONEHOLLOW SECTION FOUR, a subdivision of Travis County, Texas, according to the map or plat thereof recorded in Volume 86, Page 42B, of the Plat Records of Travis County, Texas.

       A portion of the following properties are within the Permitted Parking Areas:

       Lot 2, STONEHOLLOW SECTION FOUR, a subdivision of Travis County, Texas, according to the map or plat thereof recorded in Volume 86, Page 42B, of the Plat Records of Travis County, Texas.

       Lot 2, Stonehollow Section Two, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 86, Page 15C-16A, of the Plat Records of Travis County, Texas.





                                                                Initials ___ ___

                                  EXHIBIT "B"



     Site Plan of Premises, Additional Space and Permitted Parking Areas and Driveway Areas





                                                                Initials ___ ___

                                  EXHIBIT "C"


                                  Work Letter


       1. Definitions. All capitalized terms that are not defined herein have the same meaning ascribed to them in the Lease. As used in this exhibit, the following terms have the meanings set forth below:

              "Base Building" has the meaning set forth in Section 4 hereof.

              "Base Building Work" has the meaning set forth in Section 4 hereof.

              "Landlord's Final Plans" has the meaning set forth in Section 5 hereof.

              "Landlord's Preliminary Plans" has the meaning set forth in
Section 4 hereof.

              "Landlord's Representative" has the meaning set forth in Section 3 hereof.

              "Landlord's Work" means the Base Building Work.

              "Preliminary Space Plans" has the meaning set forth in Section 6a hereof.

              "Reserved Work" means the labor, materials and work required to complete certain work shown on Tenant's Contract Documents, such as that relating to manufacturing equipment, computer equipment, telephones, copy equipment, audio/visual equipment, word processing equipment, furnishings and accessories, art work and interior landscaping, that may be performed by Tenant through a contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

              "Tenant's Architect" has the meaning set forth in Section 3 hereof.

              "Tenant's Contract Documents" has the meaning set forth in
Section 6c hereof.

              "Tenant's Leasehold Improvements" means all of the leasehold improvements (excluding Reserved Work, if any) to be constructed within the Premises at Tenant's expense as fully described in Tenant's Contract Documents.

              "Tenant's Representative" has the meaning set forth in Section 3 hereof.

              "Tenant's Work" means the labor, materials and work required to complete Tenant's Leasehold Improvements.

              "Work Costs" has the meaning set forth in Section 10 hereof.

              "Work Cost Report"has the meaning set forth in Section 10a hereof.

       2. Performance of Work. To induce Tenant to enter into the Lease, Landlord agrees, without compensation to Landlord, to perform Landlord's Work at Landlord's expense. In addition, Tenant hereby engages Landlord as Tenant's construction manager, without compensation to Landlord, to perform Tenant's Work at Tenant's expense, all subject to and in accordance with the terms of this Work Letter.

       3. Representatives. Landlord hereby appoints D. Kent Lance ("Landlord's Representative") to act on behalf of Landlord in all matters covered by this Work Letter. Tenant hereby appoints Fran Crea and Jeff Musgrove





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                                      C-1

(collectively, "Tenant's Representative") to act on behalf of Tenant in all matters covered by this Work Letter. In addition, The Austin Group ("Tenant's Architect"), acting through Jim Little, will represent Tenant in technical matters that affect the quality, cost or timing with respect to construction and completion of the Premises. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter shall be made to Landlord's Representative, on the one hand, or Tenant's Representative, on the other hand, as appropriate. Either Landlord or Tenant may designate different or additional representatives under this Work Letter at any time by giving ten (10) days prior written notice to the other.

       4. Base Building Work. Landlord has delivered to Tenant the existing construction drawings and specifications ("Landlord's Preliminary Plans") for (i) the shell, elevators and stairwells of the Building, including a stairway and mezzanine railing within Tenant's main public entranceway in the Building, (ii) primary plumbing (with a two inch (2") water line), sprinklers and electric power facilities, (iii) the parking areas, loading docks and truck courts, and (iv) any other items necessary to construct the Building, other than Tenant's Leasehold Improvements and Reserved Work (if any). Landlord's Preliminary Plans shall also include plans for the installation of insulation in the roof deck to provide insulation over the entire roof area within the Building shell in accordance with the specifications set forth in EXHIBIT "F" attached hereto (which will eliminate the need to insulate the perimeter walls in the Building required to be insulated by the current City of Austin Energy Code if the interior space is air conditioned), construction of interior stairwells to connect the mezzanine to the ground floor as required by law and Tenant's reasonable requirements, and one elevator to provide passenger service between the ground floor and the mezzanine level. The work required to be accomplished as shown on Landlord's Preliminary Plans is herein referred to as the "Base Building Work" and the improvements to be constructed pursuant thereto are herein referred to as the "Base Building." Landlord shall, at its expense, promptly proceed with due diligence to erect and construct the Building and the parking areas and perform the Base Building Work substantially in accordance with Landlord's Final Plans (as defined below); provided, however, Tenant shall be liable for the costs of installing electric power facilities to the Building which exceed $47,780.00. All such work shall be performed by Landlord in a first-class, workmanlike manner, and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, the Americans with Disabilities Act) of any authority having jurisdiction over the Building, the Premises, the Project, Landlord and/or Tenant.

       5. Finalization of Landlord's Plans. Tenant may require modifications, amendments and revisions to Landlord's Preliminary Plans in order to accommodate Tenant's use and occupancy of the Premises, Landlord acknowledging that Landlord is erecting and constructing the Building for Tenant's use and occupancy thereof pursuant to the Lease and that no other tenants will be leasing space in the Building from Landlord. Within ten (10) days after the date of this Lease, Tenant shall submit to Landlord in writing any requested changes to Landlord's Preliminary Plans, and Tenant and Landlord shall thereafter work together in good faith to finalize Landlord's plans in accordance with the procedures set forth below in this Section 5 of this Work Letter (such plans as mutually agreed upon herein referred to as "Landlord's Final Plans"). Tenant shall review Landlord's Preliminary Plans and shall notify Landlord in writing within ten (10) days after the date of this Lease of any revisions thereto that Tenant requests. Representatives of both parties shall make themselves available within five (5) calendar days after Landlord receives Tenant's suggested revisions to discuss and resolve open matters. Landlord shall promptly revise Landlord's Preliminary Plans to incorporate any agreed changes and shall resubmit them for Tenant's approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant withholds approval of all or any part of Landlord's Preliminary Plans, then Tenant shall give Landlord a detailed written statement of its objections. If Landlord disagrees with Tenant's objections, then Landlord and Tenant's Representative shall promptly meet and attempt to resolve Tenant's objections. If an equitable solution cannot be achieved reasonably promptly, then Landlord may, by acting within ten (10) calendar days after Landlord's receipt of Tenant's disapproval notice, submit all disputed matters to arbitration. If Landlord elects not to submit all disputed matters to arbitration, Landlord shall promptly revise and resubmit Landlord's Preliminary Plans to comply with Tenant's objections. If Landlord elects arbitration, then the arbitrators for each party shall be their respective architectural representatives, who shall choose, as a third arbitrator, an independent architect. All arbitration shall be conducted in accordance with Section 12 below.





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                                      C-2

       6. Tenant's Plans. Tenant shall submit to Landlord plans describing Tenant's Leasehold Improvements in accordance with the following procedure:

              a. Preliminary Space Plans. Tenant shall submit to Landlord, on or before November 1, 1996, Preliminary Space Plans (herein so called) showing: locations of all partitions and doors, annotated to indicate special mechanical/electrical/ plumbing requirements; areas requiring ceilings and lighting; special use areas with requirements such as extra floor loading, or slab penetrations; special HVAC and/or electrical needs; special acoustical separation requirements; and extraordinary City of Austin building and fire code considerations. Landlord shall review Tenant's Preliminary Space Plans and shall notify Tenant in writing within ten (10) calendar days after receipt thereof of any revisions that Landlord requests, and Landlord's reasons therefor. Landlord and Tenant shall thereafter work together in good faith to mutually agree on a final set of such plans.

              b. Tenant's Contract Documents. On or before January 2, 1997, Tenant shall submit to Landlord,working drawings and specifications consisting of complete architectural and engineering plans, with HVAC, plumbing, electrical and structural documentation ("Tenant's Contract Documents") for the proposed construction of all ceilings, lighting, HVAC, plumbing, special use areas, partitions, doors, room finish schedules, locations of electrical outlets, telephone and data outlets and all other relevant information for the interior finish of, and installation of Tenant's Leasehold Improvements in, the Premises. Landlord shall review Tenant's Contract Documents and notify Tenant in writing within ten (10) calendar days after receipt of Tenant's Contract Documents of any revisions thereto that Landlord requests. Representatives of both parties shall make themselves available within five (5) calendar days after Tenant's Architect receives Landlord's suggested revisions to discuss and resolve open matters. Tenant's Architect shall promptly revise Tenant's Contract Documents to incorporate any agreed changes and shall resubmit them for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord withholds approval of all or any part of Tenant's Contract Documents, then Landlord shall give Tenant's Representative and Tenant's Architect a detailed written statement of its objections. If Tenant disagrees with Landlord's objections, then Tenant's Representative, Tenant's Architect and Landlord's Representative shall promptly meet and attempt to resolve Landlord's objections. If an equitable solution cannot be achieved reasonably promptly, then Tenant may, by acting within ten (10) calendar days after Tenant's receipt of Landlord's disapproval notice, submit all disputed matters to arbitration. If Tenant elects not to submit all disputed matters to arbitration, Tenant's Architect shall promptly revise and resubmit Tenant's Contract Documents to comply with Landlord's objections. If Tenant elects arbitration, then the arbitrators for each party shall be their respective architects or representatives, who shall choose, as a third arbitrator, an independent architect. All arbitration shall be conducted in accordance with Section 12 below.

       7.     Bid Process.

              a. General Contractor and Subcontractors. Landlord and Tenant shall mutually agree upon a general contractor ("General Contractor") for construction of Tenant's Leasehold Improvements. In the event of any subcontract to be let which will exceed $5,000.00 in value, General Contractor shall seek and obtain not less than three (3) bids from qualified subcontractors mutually approved by Landlord and Tenant for such subcontract, and shall contract with the lowest acceptable bidder for such work, unless Tenant approves a lower number of bidders or a higher bid.

              b. Pricing of Tenant's Leasehold Improvements. Promptly after mutual approval of Tenant's Contract Documents as provided in Section 6 above, General Contractor shall proceed immediately with the pricing of the Tenant's Work provided for in Tenant's Contract Documents. Tenant's Architect, through or in concert with Landlord's Representative, shall be available to answer the General Contractor's or bidders' questions with regard to documents prepared by Tenant's Architect. If resulting clarifications or information substantively affect a bid, then an addendum to Tenant's Contract Documents shall be issued by Tenant's Architect to bidders through Landlord's Representative. If final pricing of Tenant's Leasehold Improvements exceeds $1,300,000.00, then Tenant may redesign or modify Tenant's Contract Documents (subject to Landlord's reasonable approval thereof) at Tenant's expense in order to cause the final pricing to not exceed such amount, and any delays caused thereby shall be Tenant Delays.





                                                                Initials ___ ___

              c. Alternative for General Contractor Bids. At Tenant's option, exercised by written notice to Landlord on or before the date Tenant submits to Landlord Tenant's Preliminary Space Plans, Tenant may require that the construction of Tenant's Leasehold Improvements be performed under a construction contract awarded to a general contractor selected pursuant to bids received from not less than three (3) general contractors reasonably approved by Landlord and Tenant. The award of such construction contract to such general contractor shall be determined by Tenant, subject to Landlord's reasonable approval thereof. Upon such award, such general contractor shall be the "General Contractor" for the purposes of this Work Letter, and the provisions of subparagraphs a and b of this Section 7 shall no longer be applicable, other than the last sentence of subparagraph b.

              d. Submittal of Design/Build Plans. Notwithstanding the foregoing, Tenant may, at Tenant's sole discretion and with respect to either paragraphs 7(a) and 7(b) above or paragraph 7(c) above, submit architectural plans and description of requirements and request design/build of electrical, mechanical and specialty construction items.

       8.     Construction of Tenant's Leasehold Improvements.

              a. Construction Contract. Landlord and General Contractor shall enter into a contract for construction of Tenant's Leasehold Improvements (the "Construction Contract").

              b. Separate Contracts. The Reserved Work may be performed by Tenant through contractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall notify Landlord in writing, before the subcontracts are let for bid by General Contractor, of the portion of the Tenant's Work that is Reserved Work. For any Reserved Work, Tenant shall submit reasonable details regarding the proposed subcontractor, including financial and other pertinent information (including, without limitation, the labor organization affiliation, or lack of such an affiliation, of any subcontractor), certificates of insurance to be maintained by Tenant's subcontractors, hours of construction, proposed construction methods and details with respect to the financial security (other than payment and performance bonds which shall not be required) to ensure timely completion of the work by the subcontractor and payment by the subcontractor to its employees and subcontractors of all costs of the work. Before any Reserved Work has commenced, but not thereafter, Landlord may exclude from the Building any subcontractor proposed to perform any part of the Reserved Work, if Landlord demonstrates to Tenant that the contractor is incompatible with other contractors and/or subcontractors performing work at the Building. If Tenant performs any Reserved Work, then Landlord shall allow Tenant prompt and reasonable access to the Premises as soon as the Base Building Work and Tenant's Work are, in Landlord's reasonable opinion, sufficiently complete to permit commencement of the Reserved Work without undue interference with the completion of the Base Building Work and the Tenant's Work. If the General Contractor performing the Base Building Work is then still on site, Tenant shall comply with all reasonable requests of the General Contractor that are communicated to Tenant in writing. If Tenant elects to perform the Reserved Work, then Tenant is responsible for delay in Substantial Completion or disruption in the construction schedule that proximately results from Tenant's performance of those activities. Subcontractors performing Reserved Work are subject to reasonable rules promulgated by Landlord for scheduling and safety. Landlord shall furnish to Tenant a copy of those rules (which shall not be changed during the performance of the Reserved Work) before any subcontracts are let for bid by General Contractor.

              c. Utilities and Services. During normal working hours of the Building construction project, Landlord shall furnish, at Tenant's expense, water, electricity, adequate elevator service to move personnel within the capacity and purpose for which they were designed, and HVAC to the Premises during the performance of any of the Reserved Work, but only to the extent of the utilities and services provided for in the Base Building design reflected in Landlord's Final Plans. After normal working hours, Landlord shall furnish, at Tenant's expense, hoists to elevate and lift Tenant's materials and equipment necessary to perform the Reserved Work. Landlord shall designate the method established for scheduling elevator and hoist use, and shall advise Tenant of any advance notice requirements for scheduling and securing elevators or hoists for use in performing the Reserved Work, without unreasonable delay and conflict with other contractors or Landlord.





                                                                Initials ___ ___

              d. Progress Meetings. During the construction of Tenant's Leasehold Improvements, Tenant's Representative may schedule "job progress" meetings frequently enough to permit regular monitoring of the scheduling and status of Tenant's Leasehold Improvements. Upon reasonable prior notice of any such meeting to Landlord's Representative, Landlord's Representative shall cause the attendance thereat of representatives of the General Contractor and all major subcontractors having influence on the scheduling or cost of Tenant's Leasehold Improvements.

       9.     Inspection and Scheduling.

              a. The General Contractor, Tenant and Tenant's Architect may inspect the Base Building Work, Tenant's Leasehold Improvements, Landlord's Work and Tenant's Work, as they progress. Landlord shall be available, and cause its subcontractors and architect to be reasonably available, to Tenant or Tenant's Architect from time to time, on reasonable prior notice, as necessary or desirable to review the Base Building Work, Tenant's Leasehold Improvements, Landlord's Work and Tenant's Work.

              b. Landlord shall submit to Tenant with Landlord's Preliminary Plans the proposed construction schedule for the Base Building Work. Landlord shall promptly inform Tenant of any material delays encountered in completing the Base Building Work and shall promptly deliver to Tenant, and consult with Tenant with respect to, all revisions of the construction schedules therefor.

              c. Landlord, at its expense, shall obtain all approvals, permits and other consents required to commence, perform and complete the Landlord's Work and Tenant's Work, other than Reserved Work; shall cause the Landlord's Work and Tenant's Work, other than Reserved Work, to comply with all applicable laws, except that Tenant's Architect is responsible for Tenant's Contract Documents being in compliance with the City of Austin building and fire codes and all other laws; and shall maintain for inspection by Tenant and Tenant's Architect copies of all approvals, permits, inspection reports and other governmental consents obtained by Landlord.

       10.    Payment for Work Costs.

              a. The term "Work Costs," with respect to Tenant's Work, means the sum of the actual costs and charges incurred pursuant to the Construction Contract, including any change orders thereto. Upon Landlord's receipt thereof, Landlord shall deliver to Tenant copies of all draw requests prepared by General Contractor (the "Work Cost Report"). When and if applicable, the Work Cost report shall be accompanied by an invoice from Landlord for the amount due from Tenant for Work Costs in excess of unused Tenant Credit.

              b. Tenant shall pay, within fifteen (15) days after it receives an invoice from Landlord, together with the Work Cost Report, the balance due currently, subject to (i) confirmation by Tenant's Architect, not to be unreasonably withheld, of the satisfactory completion of Tenant's Work, and (ii) to the extent applicable, retainage of an amount not to exceed ten percent (10%) of Work Costs for the completion of Punchlist Items. Landlord shall submit a final Work Cost Report to Tenant on completion of all of Landlord's Work and Tenant's Work, together with a written certification from Landlord that all Work Costs due to the General Contractor and the subcontractors have been duly paid, bonded or otherwise adequately secured or that they will be paid from the sums paid by or on behalf of Tenant.

              c. The term "Tenant's Credit" shall mean $925,000.00, except as otherwise provided below. Tenant's Credit may be used solely for Work Costs and Reserved Work. At any time prior to execution of the Construction Contract by Landlord and General Contractor, Tenant may notify Landlord in writing that Tenant elects to decrease Tenant's Credit to either (i) $832,500.00 or (ii) $740,000.00. Such decrease in Tenant's Credit shall become effective upon Landlord's and Tenant's execution of an amendment to the Lease within fifteen
(15) days of Tenant's election notice as aforesaid, providing as follows:





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                                      C-5

                     (i) In the event Tenant elects to decrease the Tenant's Credit to $832,500.00, the Base Rental under paragraph 2A of the Lease shall be decreased as follows:

                     Months 1 - 60         $.55/sq.ft.   $50,875.00 per month
                     Months 61 - 96        $.585/sq.ft.  $54,112.50 per month
                     Months 97 - 150       $.615/sq.ft.  $56,887.50 per month

                     (ii) In the event Tenant elects to decrease the Tenant's Credit to $740,000.00, Base Rental under paragraph 2A of the Lease shall be decreased as follows:

                     Months 1 - 60         $.535/sq.ft.  $49,487.50 per month
                     Months 61 - 96        $.57/sq.ft.   $52,725.00 per month
                     Months 97 - 150       $.60/sq.ft.   $55,500.00 per month

              d. All Work Costs which are not expressly provided for in the Construction Contract shall be subject to verification by Tenant and Tenant's Architect (who shall have access to Landlord's and the General Contractor's books and records for this purpose) and correction if necessary, without either party's being prejudiced by any payments made or accepted hereunder (whether during the course of the work or on completion). In the event of any dispute regarding such Work Costs which the parties are unable to resolve by agreement, either party may refer the matter to arbitration in accordance with Section 12 below.

       11. Cleaning. As part of the Construction Contract, Landlord shall require that General Contractor provide a final cleaning of the Premises (other than cleaning required as a result of Reserved Work) immediately before Tenant's acceptance of "Substantial Completion," consisting of cleaning to a condition expected for a good building cleaning and maintenance program.

       12. Arbitration. In the event of a dispute between Landlord and Tenant with respect to any issue of fact or with respect, specifically, to any matter referred to herein to be resolved by arbitration, Tenant's Representative and Landlord's Representative shall meet to immediately resolve that matter in good faith and as expeditiously as possible. If that matter cannot be resolved within five (5) business days after Tenant's Representative and Landlord's Representative have met, then a third arbitrator shall be jointly selected by Tenant's Representative and Landlord's Representative, and that arbitrator shall be an independent architect unaffiliated with either Tenant or Landlord and having at least five years experience as to the subject matter in question. If Tenant's Representative and Landlord's Representative cannot mutually agree on the third arbitrator within two (2) business days after their meeting, then the third arbitrator shall be appointed by a judge of any Judicial District Court of Travis County, Texas, or by any successor court, on application of Landlord or Tenant. After being duly appointed, the arbitrator shall proceed with all reasonable dispatch to determine the question submitted. For this purpose Landlord's Representative and Tenant's Representative shall make themselves available to the third arbitrator to furnish such information, data, statistics and other matters as the third
arbitrator shall deem necessary to reach its conclusion.   Landlord's
Representative and Tenant's Representative shall have the right to take discovery, submit evidence, with the privilege of cross-examination on the question at issue, and join others in the arbitration. The decision of the arbitrator shall be in writing and in duplicate, one counterpart thereof to be delivered to each of Landlord and Tenant. The award of the arbitrator shall be binding, final and conclusive on Landlord and Tenant, and may be entered in any court having jurisdiction thereover. The costs of the arbitration shall be borne by the party against whom any questions so submitted is resolved unless differently allocated in the arbitration award. Nothing herein contained shall preclude either Landlord or Tenant from seeking any injunctive relief.

       13. Insurance. Landlord, or Landlord's General Contractor or subcontractors, shall obtain and maintain at all times during the construction of Landlord's Work and Tenant's Work pursuant to this Work Letter, the following insurance and will furnish to Tenant valid certificates of insurance insuring Landlord or its General Contractor or subcontractors, in the following amounts and forms, in a form, with substance and from an insurer reasonably acceptable to Tenant:





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                                      C-6

              a. Worker's compensation in exact compliance with the laws of the state of Texas with coverage limits of not less than $500,000.00.

              b. Comprehensive general liability insurance including insurance for operations, elevators, contractor's protective liability, completed operations (for two years after the date of Substantial Completion), blanket contractual liability, broad form property damage, and full form personal injury as follows:

                     1.     Bodily injury liability

                            $500,000.00 each occurrence
                            $1,000,000.00 aggregate, completed operations,
                                   products

                     2.     Property damage liability

                            $500,000.00 each occurrence
                            $500,000.00 aggregate, operations
                            $500,000.00 aggregate, protective
                            $500,000.00 aggregate, products, completed
                                   operations
                            $500,000.00 aggregate, contractual

              c. Excess liability insurance, including automobile, in combination with the units available for comprehensive general liability insurance, as follows:

                            $2,000,000.00 each occurrence
                            $2,000.000.00 aggregate, products, completed
                                   operations

              d. Automobile liability and property damage in minimum limits of $500,000.00 for each person and $1,000,000.00 in the aggregate.

       14. Warranties. Landlord shall require that the warranties of all subcontractors, manufacturers and suppliers relating to items for which Tenant is responsible for the maintenance and repair thereof be transferrable and assignable to Tenant and, upon Tenant's written request, Landlord shall transfer or assign to Tenant any such warranty.

       15. Miscellaneous. In the event of a conflict between the provisions of this Work Letter and the provisions of the Lease, the provisions of this Work Letter shall control.





                                                                Initials ___ ___

                                  EXHIBIT "D"

                               Operating Expenses


       1. Tenant shall pay to Landlord Tenant's Pro Rata Share of Operating Expenses in accordance with the following:

              a. "Operating Expenses" shall be computed in accordance with good accounting practice on an accrual basis and shall mean all noncapital costs, expenses and disbursements of every kind and nature, to the extent customarily included within the definition of "operating expenses" in leases of similar buildings in Austin, Texas, that Landlord shall pay or become obligated to pay in connection with the ownership, management, operation and/or maintenance of the Building or the Project (provided that references to the "Project" in this paragraph 1a of EXHIBIT "D" shall not refer to the buildings within the Project unless the context requires otherwise), which costs and expenses shall include, but not be limited to, the following:

                     i. all taxes, assessments, and other governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities, taxing the Premises, including any tax levied against rent payable under this Lease, but excluding federal and state income taxes, net profits taxes, franchise taxes and estate and inheritance taxes;





                                                                Initials ___ ___

                     ii. all costs and expenses of operating, maintaining and repairing the Building or the Project in connection with Landlord's performance of its obligations under paragraph 3 of the Lease or otherwise, except those costs and expenses which are paid by Tenant or reimbursed to Landlord by other tenants;

                     iii. costs of all utilities for the Building or the Project, including the cost of electricity, gas, water, and sewer services, but excluding the cost of any such utilities charged directly to and paid by Tenant or any other tenant of the Building or the Project.

                     iv. all supplies and materials used in the operation and maintenance of the Building or the Project, but excluding the cost or value of rent reductions, tenant improvement allowances and other concessions given by Landlord to any other tenant of the Building or the Project;

                     v. the cost of all insurance relating to the Building or the Project, including the cost of casualty and liability insurance applicable to the Building or the Project and Landlord's personal property used in connection therewith;

                     vi. amortization in accordance with generally accepted accounting principles of costs of, or rental expenses for, any machinery, equipment or other improvements installed by Landlord for the purpose of (i) reducing energy costs in the Building or the Project or other Operating Expenses or (ii) causing the Building or the Project to comply with any applicable law, ordinance or regulation enacted after the Commencement Date, but excluding such amortization costs or rental expenses incurred with respect to machinery, equipment or improvements installed for the exclusive benefit of another tenant in the Project;

                     vii. amortization in accordance with generally accepted accounting principles of the costs of capital improvements reasonably made by Landlord to the Building or the Project (A) for purposes of improving the Building or the Project in connection with Landlord's performance of its obligations under paragraph 3 of the Lease, or (B) for purposes of reducing Operating Expenses, but in all events excluding improvements installed for the exclusive benefit of another tenant of the Project;

                     viii. general maintenance costs and expenses incurred in connection with the Building or the Project (including security, maintenance of all landscaping, waste removal, nontenant alterations and decorations, repairs to any part of the Building or the Project, and all labor utilized and supplies consumed with respect to any general Building or Project maintenance);

                     ix. management costs of the Building or the Project (including any management fee payable by Landlord with respect to the Building or the Project (but in no event to exceed customary and standard management fees paid in arms length transactions), audit and accounting expenses, and legal fees) but excluding leasing and brokerage commissions and legal fees incurred in connection with Landlord's leasing of the Building or the Project or involving disputes with other tenants of the Project; and

                     x. wages, salaries, fees, pension benefits, taxes, unemployment and disability insurance, worker's compensation insurance, social security benefits and any other expenses reasonably incurred with respect to all personnel engaged in the operation, maintenance, leasing or security of the Building or the Project.

              Operating Expenses shall exclude expenses due to:

                     i. personal property taxes owed by other tenants of any building of the Project;

                     ii. penalties and interest for late payment of taxes due by Landlord and timely paid by Tenant, or due to violation of laws or governmental regulations;





                                                                Initials ___ ___

                     iii. casualty losses and public liability claims paid by third parties or which would be paid by third parties in the event Landlord was in full compliance with its insurance obligations under paragraph 9A of the Lease;

                     iv. interest or principal payments on debts of Landlord secured by the Premises, the Building or the Project;

                     v. costs of work or services furnished or performed on behalf of other tenants at such tenant's costs;

                     vi. fees payable to affiliates of Landlord outside the range of fees payable for similar services in the Austin area in an arms length transaction;

                     vii. costs of maintaining and repairing buildings or parking areas within the Project outside of the Premises; and

                     viii. capital repairs or improvements made to the Building which are covered by Landlord's warranties under the Lease or which are performed to correct design or structural defects or to bring the Building into conformity with applicable building codes in effect at the time of the construction of the Building.

              b. Tenant's Pro Rata Share of Operating Expenses. Tenant's Pro Rata Share of Operating Expenses for any Lease Year shall be equal to the product of (i) Tenant's Pro Rata Share as determined pursuant to paragraph 2C of the Lease multiplied by (ii) the Operating Expenses for a Lease Year. As used herein, "Lease Year" shall mean a period of twelve (12) consecutive calendar months commencing on the first (1st) day of January and ending on the thirty-first (31st) day of December; provided that, the first (1st) Lease Year shall commence on the Commencement Date and end on the thirty-first (31st) day of December of the same calendar year as the Commencement Date, and the last Lease Year shall end on the last day of the term of the Lease.

              c. Estimated Expenses. Tenant's Pro Rata Share of Operating Expenses for each Lease Year of the term of the Lease shall be estimated in good faith by Landlord, and notice of the estimated amounts will be given to Tenant at least fifteen (15) days before the Commencement Date and at least thirty (30) days before the beginning of each Lease Year thereafter. For each full Lease Year of the Lease term, Tenant shall pay to Landlord each month, as additional rent, at the same time the monthly installment of Base Rental is due, an amount equal to one-twelfth (1/12) of the estimated Tenant's Pro Rata Share of Operating Expenses due for that Lease Year. If the first and last Lease Years are less than full calendar years, then Tenant shall pay to Landlord, each month for those Lease Years, an amount equal to the amount of estimated Tenant's Pro Rata Share of Operating Expenses for the partial Lease Year divided by the number of full calendar months in the partial year.

              d. Estimate Revisions. At any time, and from time to time, during the Lease term, Landlord may, by giving notice to Tenant, change the monthly amount then payable by Tenant for Tenant's estimated Pro Rata Share of Operating Expenses to reflect the actual Tenant's Pro Rata Share of Operating Expenses for the then current Lease Year more accurately. If Landlord's notice increases the estimated amount of Tenant's Pro Rata Share of Operating Expenses, Landlord shall include with such notice copies of operating statements, invoices or other information reasonably supporting the revised estimation. Tenant shall begin paying the revised estimated amount with the next monthly payment of Base Rental due after receipt by Tenant of Landlord's notice.

              e. Annual Adjustments. On or before June 1 of each Lease Year, Landlord will prepare and deliver to Tenant a statement setting forth the calculation of the actual Tenant's Pro Rata Share of Operating Expenses for the previous Lease Year. Within thirty (30) days after receipt of the statement of the actual Tenant's Pro Rata Share of Operating Expenses, Tenant shall pay to Landlord, or Landlord will credit against the next rental or other payment or payments due from Tenant, as the case may be, the difference between the actual Tenant's Pro Rata





                                                                Initials ___ ___

Share of Operating Expenses for the preceding Lease Year and the estimated Tenant's Pro Rata Share of Operating Expenses paid by Tenant during that Lease Year; provided, however, if Tenant is entitled to a credit against its next rental or other payment due to Landlord as provided above, Tenant may, at its option, within five (5) days after receipt of Landlord's statement of the actual Tenant's Pro Rata Share of Operating Expenses, request in writing a cash payment in lieu of such credit, which cash payment Landlord shall deliver to Tenant within thirty (30) days after receipt of such request.

              f. Final Partial Year. If the Lease term expires, or this Lease terminates, before a final determination of the actual Tenant's Pro Rata Share of Operating Expenses, then the amount of adjustment between the estimated Tenant's Pro Rata Share and the actual Tenant's Pro Rata Share of Operating Expenses payable for the preceding Lease Year and/or the final partial Lease Year of the Lease term will be estimated by Landlord, in good faith, based on the best data available to Landlord at the time of the estimate. Before the scheduled last day of the Lease term, or as soon as possible (but in no event more than sixty (60) days) after an earlier termination date, an adjustment will be made between Landlord and Tenant. The obligations set forth in the preceding sentence shall survive the expiration or earlier termination of this Lease.

              g. Calculation of Rentable Area. As used in the Lease, the term "Rentable Area" shall mean and refer to the gross area as determined by the roofline of the building in question. The Rentable Area of the Premises has been calculated on the basis of the foregoing definition in general, and is hereby stipulated for all purposes hereof to be 92,500 square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises or the Building. The term "Rentable Area of the Project" shall mean the aggregate total of the Rentable Area of all buildings constructed within the Project, including the Premises. If during the term of this Lease the dimensions of the Premises are amended to increase or decrease the space included within the Premises, the Rentable Area of the Premises shall be amended accordingly.

       2. Within ninety (90) days after Landlord provides Tenant with the notice required by paragraph 1c above, Tenant may question the amount of or propriety of any item included therein or excluded therefrom. Landlord agrees to maintain complete and accurate records of all Operating Expenses for two (2) years after the close of the calendar year (or portion thereof) to which they pertain. Tenant shall have the right to audit Landlord's books and records relating to Tenant's Pro Rata Share of Operating Expenses for the two (2) immediately preceding Lease Years. If such audit is performed by a certified public accountant, reasonably approved by Landlord, and establishes that Landlord's computation of Tenant's Pro Rata Share of Operating Expenses for any such Lease Year exceeds the actual amount of Tenant's Pro Rata Share of Operating Expenses for such year by more than five percent (5%) of such actual amount, then Landlord shall reimburse Tenant for Tenant's reasonable expenses incurred in connection with such audit. If such audit establishes that Landlord's computation of Tenant's Pro Rata Share of Operating Expenses does not exceed the actual amount of Tenant's Pro Rata Share of Operating Expenses for such year by five percent (5%) or less of such actual amount, then Tenant shall reimburse Landlord for Landlord's reasonable expenses incurred in connection with such audit. According to the findings of such audit, Landlord shall, at Tenant's election, credit Tenant's rent or refund to Tenant all overpaid amounts, if applicable, or Tenant shall pay to Landlord all underpaid amounts, if applicable.





                                                                Initials ___ ___

                                  EXHIBIT "E"

                         Additional Permitted Materials





                                                                Initials ___ ___

                                                                Initials ___ ___

                                  EXHIBIT "F"

                    Specifications for Roof Deck Insulation





                                                                Initials ___ ___

                                  EXHIBIT "G"

                         Memorandum of Option to Lease



STATE OF TEXAS       )
                     )
COUNTY OF TRAVIS     )


       This Memorandum of Option to Lease is executed as of the __________ day of _____________________, 1996, between XETEL CORPORATION, a Delaware corporation ("Tenant"), and BRAKER PHASE III, LTD., a Texas limited partnership ("Landlord").

       Landlord has granted to Tenant the option to lease a building to be constructed on the real property described as Lot 2, Stonehollow Section Two, a subdivision in Travis County, Texas, recorded in Volume 86, Page 15C-16A, of the Plat Records of Travis County, Texas, which building is commonly referred to as Braker Center III, Building C (the "Building"). This Memorandum of Option to Lease is executed solely to provide notice to third parties of the existence of such option. Tenant's option to lease the Building must be exercised by written notice to Landlord on or before October 1, 1997. This Memorandum shall be terminated upon the filing in the Real Property Records of Travis County, Texas, of a certificate executed by Landlord and either (i) stating that Tenant has exercised its option to lease the Building and setting forth the expiration date of such lease, or (ii) dated after October 1, 1997, and stating that Tenant has failed to exercise its option to lease the Building.

       This Memorandum is not intended to modify or amend any of the terms of Tenant's option to lease the Building and, in the event of any conflict between such terms and the terms of this Memorandum, terms of such option shall prevail.

       EXECUTED as of the date first written above.



                                     BRAKER PHASE III, LTD.

                                     By: 2800 Industrial, Inc. General Partner


                                         By:
                                               ---------------------------------
                                               D. Kent Lance, Jr.
                                               Vice President

                                     XETEL CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                               Address: 2525 Brockton Drive
                                                        Austin, Texas 78758





                                                                Initials ___ ___
                                      G-1

STATE OF TEXAS       )
                     )
COUNTY OF TRAVIS     )

       This instrument was acknowledged before me on the ______________ day of _ ________________________, 1996, by D. Kent Lance, Jr., Vice President of 2800
Industrial, Inc., General Partner of Braker Phase III, Ltd., a Texas limited partnership, on behalf of said limited partnership.




                                   ---------------------------------------------
                                   Notary Public, State of Texas
                                   Printed Name:
                                                  ------------------------------
                                   My commission expires:
                                                           ---------------------


STATE OF TEXAS       )
                     )
COUNTY OF TRAVIS     )

       This instrument was acknowledged before me on the _______________ day of __________________________, 1996, by ________________________________________,
_________________________________ of Xetel Corporation, a Delaware
corporation, on behalf of said corporation.




                                   ---------------------------------------------
                                   Notary Public, State of Texas
                                   Printed Name:
                                                  ------------------------------
                                   My commission expires:
                                                           ---------------------





                                                                Initials ___ ___

                         Memorandum of Option to Lease



STATE OF TEXAS       )
                     )
COUNTY OF TRAVIS     )


       This Memorandum of Option to Lease is executed as of the __________ day of _____________________, 1996, between XETEL CORPORATION, a Delaware corporation ("Tenant"), and BRAKER PHASE III, LTD., a Texas limited partnership ("Landlord").

       Landlord has granted to Tenant the option to lease a building to be constructed on the real property described as Lot 2, Stonehollow Section Two, a subdivision in Travis County, Texas, recorded in Volume 86, Page 15C-16A, of the Plat Records of Travis County, Texas, which building is commonly referred to as Braker Center III, Building C (the "Building"). This Memorandum of Option to Lease is executed solely to provide notice to third parties of the existence of such option. Tenant's option to lease the Building must be exercised by written notice to Landlord on or before October 1, 1997. This Memorandum shall be terminated upon the filing in the Real Property Records of Travis County, Texas, of a certificate executed by Landlord and either (i) stating that Tenant has exercised its option to lease the Building and setting forth the expiration date of such lease, or (ii) dated after October 1, 1997, and stating that Tenant has failed to exercise its option to lease the Building.

       This Memorandum is not intended to modify or amend any of the terms of Tenant's option to lease the Building and, in the event of any conflict between such terms and the terms of this Memorandum, terms of such option shall prevail.

       EXECUTED as of the date first written above.



                                     BRAKER PHASE III, LTD.

                                     By: 2800 Industrial, Inc. General Partner


                                         By:
                                               ---------------------------------
                                               D. Kent Lance, Jr.
                                               Vice President

                                     XETEL CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                               Address: 2525 Brockton Drive
                                                        Austin, Texas 78758

STATE OF TEXAS       )
                     )
COUNTY OF TRAVIS     )

       This instrument was acknowledged before me on the ______________ day of _ ________________________, 1996, by D. Kent Lance, Jr., Vice President of 2800
Industrial, Inc., General Partner of Braker Phase III, Ltd., a Texas limited partnership, on behalf of said limited partnership.




                                   ---------------------------------------------
                                   Notary Public, State of Texas
                                   Printed Name:
                                                  ------------------------------
                                   My commission expires:
                                                           ---------------------


STATE OF TEXAS       )
                     )
COUNTY OF TRAVIS     )

       This instrument was acknowledged before me on the _______________ day of __________________________, 1996, by ________________________________________,
_________________________________ of Xetel Corporation, a Delaware
corporation, on behalf of said corporation.




                                   ---------------------------------------------
                                   Notary Public, State of Texas
                                   Printed Name:
                                                  ------------------------------
                                   My commission expires:
                                                           ---------------------